UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 23, 2021, we held our annual meeting of stockholders in Eagle, Idaho. A total of 129,255,921 shares of our common stock, or 88.4% of our outstanding shares of common stock, were represented in person or by proxy at the annual meeting. The final voting results for each of the matters submitted to a stockholder vote at the annual meeting are set forth below:

1.	Our stockholders elected ten directors to each serve a one-year term until our 2022 annual meeting of stockholders or until his or her successor has been duly chosen and qualified, based on the following voting results:

Director	For	Against	Abstain	Broker Non-Votes
Peter J. Bensen	117,107,734	388,677	214,086	11,545,424
Charles A. Blixt	111,884,588	5,611,287	214,622	11,545,424
Robert J. Coviello	115,895,589	1,599,319	215,589	11,545,424
André J. Hawaux	117,076,547	416,527	217,423	11,545,424
W.G. Jurgensen	115,710,101	1,786,635	213,761	11,545,424
Thomas P. Maurer	116,973,035	522,735	214,727	11,545,424
Hala G. Moddelmog	115,620,659	1,883,808	206,030	11,545,424
Robert A. Niblock	117,090,647	404,612	215,238	11,545,424
Maria Renna Sharpe	114,970,402	2,550,054	190,041	11,545,424
Thomas P. Werner	117,034,152	460,332	216,013	11,545,424

2.	Our stockholders approved on an advisory basis our named executive officer compensation, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
111,419,589	5,761,082	529,826	11,545,424

3.	Our stockholders ratified the selection of KPMG LLP as our independent auditors for the year ending May 29, 2022, based on the following voting results:

For	Against	Abstain
128,933,521	209,878	112,522

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

By:	/s/ Eryk J. Spytek
Name:	Eryk J. Spytek
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date: September 27, 2021